UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2010

ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 293-0440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     On May 28, 2010, Energy Conversion Devices, Inc. (the “Company”) entered into separate exchange agreements with certain holders of the Company’s 3.00% Convertible Senior Notes due 2013 (the “Notes”) whereby the Company agreed to issue an aggregate of 2,770,871 shares of its common stock, par value $0.01 per share (the “Common Stock”), and deliver an aggregate of approximately $0.3 million in cash for accrued but unpaid dividends, in exchange for an aggregate of principal amount of $23.0 million held by the holders of the Notes.
     The Company may, from time to time, conduct exchanges for additional Notes. Each of the exchanges is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC. (Registrant)
June 1, 2010	/s/ Jay B. Knoll
Jay B. Knoll
Executive Vice President